Exhibit 99.1

TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT, is made, entered into and effective as of the            day of               , 2011, by and among HOMESTEAD PROPERTY HOLDINGS, LLC and HOMESTEAD NURSING, LLC (hereinafter collectively, referred to as the “Borrower”), ADCARE HEALTH SYSTEMS, INC. (hereinafter referred to as the “Guarantor”) and Square 1 Bank, having its principal offices at 406 Blackwell Street, Suite 420, Durham, North Carolina 27701 (the “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower has applied to Lender for financing of the type or types more particularly described hereinbelow; and

WHEREAS, Lender is willing to extend financing to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, provided that Borrower and Guarantor are in compliance with all of the terms and provisions of this Agreement and have fulfilled all conditions precedent to Lender’s obligations herein contained;

NOW, THEREFORE, in consideration of the sum of $100.00, the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower and Guarantor, Lender, Borrower and Guarantor agree as follows:

ARTICLE I

DEFINITIONS, TERMS AND REFERENCES

1.1.         Certain Definitions.  In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

“Agreement” shall mean this Term Loan Agreement, as amended or supplemented from time to time.

“Banking Day” means a day, other than Saturday or Sunday, when the Lender is open to the public for ordinary banking business.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.

“Borrower” shall mean HOMESTEAD PROPERTY HOLDINGS, LLC and HOMESTEAD NURSING, LLC, both duly organized and existing under the laws of the State of Georgia and authorized to transact business in the State of Arkansas.

“Business Day” shall mean a day on which Lender is open for the conduct of banking business at its office located at 406 Blackwell Street, Suite 420, Durham, North Carolina 27701.

“Certificate of Deposit Collateral” shall mean that certain Certificate of Deposit from Borrower in favor of Lender in the amount of $12,120.00.

“Closing Date” shall mean the date of the execution of this Agreement and the date on which the Term Loan is made pursuant hereto.

“Collateral” shall mean the Furniture, Fixtures, Equipment, Certificate of Deposit and Property Collateral all defined herein, and in which Lender has, or is to have, a shared first security interest pursuant hereto, as security for payment of the Term Note.

“Collateral Locations” shall mean those locations set forth and described on Exhibit “A” attached hereto.

“Default Condition” shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Equipment Collateral” shall mean all equipment and machinery of the Borrower, whether now owned or hereafter acquired, together with all furniture, furnishings, improvements, equipment, tools and personal property of every kind of the Borrower, together with all accessories, parts, components, attachments, repairs, replacements, modifications, renewals, additions, improvements, upgrades and accessions of, to or upon such items of equipment and/or machinery.

“Event of Default” shall mean any of the events or conditions described in Article XI, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

“Executive Office” shall mean the offices of Borrower located at 3050 Peachtree Road, NW, Suite 355, Two Buckhead Plaza, Atlanta, Georgia  30305 (“Borrower’s Address”).

“Facility” shall mean all of the real property and improvements now existing or hereafter constructed on those tracts of land more particularly described in Exhibit “B” upon which Borrower operates the business and which are used as collateral for this loan wherever such may be located.

“Financial Statements” shall mean the individual and consolidated balance sheet and statement of change in financial position of Borrower and the income statements of Borrower.

“Fiscal Year” shall mean the fiscal year of Borrower which shall be the twelve (12) month period ending December 31 in each year, or such other period as the Borrower may designate and Lender may approve in writing.  Fiscal quarter shall mean the corresponding fiscal quarters within such Fiscal Year.

“Fixtures Collateral” shall mean all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land as described in Exhibit “B” (as such term is hereinafter defined), and all furniture, fixtures and equipment of the Borrower of every nature now or hereafter located, on or upon, or intended to be used in connection with, the Land as described in Exhibit “B” or the improvements thereon, including, but not by way of limitation, those for the purposes of operating the Facility; supplying or distributing heating, cooling, electricity, gas, water, air and light; and all related machinery and equipment; all plumbing; and all like personal property and fixtures of every kind and character now or at any time hereafter located in or upon the Land as described in Exhibit “B” or the improvements thereon, or which may now or hereafter be used or obtained in connection therewith, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale or any of the foregoing, and all the right, title and interest of Borrower in any such fixtures, machinery, equipment, appliances and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel Mortgage and Security Agreement or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Borrower or on behalf of Borrower, or any improvements thereon or any part thereof or are now or hereafter acquired by Borrower; and all equipment and fixtures constituting proceeds acquired with cash proceeds of any of the property described herein, and all other interest of every kind and character in all of the real, personal, and mixed properties described herein that Borrower may now own or at any time hereafter acquire, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land as described in Exhibit “B”, as between the parties hereto and all persons claiming by, through or under them.

“Funding” shall mean the act of Lender disbursing money to Borrower or for the benefit of Borrower under and pursuant to the terms of this Agreement and Term Note.

“GAAP” means, as in effect from time to time, generally accepted accounting principles consistently applied.

“Guarantor” shall mean AdCare Health Systems, Inc. and its respective successors and permitted assigns.

“Guaranty Fee” shall mean a fee payable to the USDA Rural Development at the Closing in the amount of $57,600.00.

“Indebtedness” means any (i) obligations for borrowed money, (ii) obligations whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired, and (iii) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

“Land” shall mean all those certain tracts, pieces and parcels of land described on Exhibit “B” attached hereto.

“Lender” shall mean Square 1 Bank, having its principal offices at 406 Blackwell Street, Suite 420, Durham, North Carolina 27701, and its successors and assigns.

“Liabilities” shall have the meaning given in accordance with generally accepted accounting principles consistently applied.

“Lien” shall mean any voluntary or involuntary mortgage and security agreement, security deed, deed of trust, lien, mortgage, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

“Loan Documents” shall mean, collectively, this Agreement, the Term Note, any financing statements, deeds to secure debt, or mortgages covering portions of the Collateral, security agreement, guaranty agreement, and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower and/or Guarantor in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

“Loan Obligations” shall mean all advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender as it relates to this Term Loan of any kind or nature, present or future, whether or not evidenced by any note or term note, guaranty or other instrument, whether arising under this Agreement or under any of the other Loan Documents, and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, attorneys fees and all other sums chargeable to Borrower under this Agreement or any of the other Loan Documents.

“Mortgage and Security Agreement” shall mean that certain Mortgage and Security Agreement of even date herewith from Borrower in favor of or for the benefit of Lender.

“Permitted Encumbrances” shall mean those security interests, liens and encumbrances, if any, set forth and described on Exhibit “C” attached hereto, pertaining to the type of Collateral involved, as shown thereon.

“Person” means any person, firm, corporation, partnership, trust or other entity.

“Property” shall mean the real estate located in Lafayette County, Arkansas, more particularly described in Exhibit “B” attached hereto.

“Property Collateral” shall mean the Land and all of the interest of Borrower in all easements, rights-of-way, licenses, operating agreements, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, oil and gas and other minerals, flowers, shrubs, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditament and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or that hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower.

“RD” shall mean the USDA Rural Development, an agency of the United States Department of Agriculture, and any successor department, agency or instrumentality authorized to administer the Business and Industrial Guaranteed Loan Program.

“RD Guarantee” shall mean the guarantee backed by the full faith and credit of the United States provided by RD of a specified percentage of the outstanding amount of the Loan pursuant to the RD Guaranty Commitment.

“RD Guarantee Commitment” shall mean that certain Conditional Commitment for Guarantee case no. 03-037-452218611 issued by the RD on August 16, 2011.

“Security Instruments” shall mean the following security documents executed by Borrower to Lender, each being dated of even date herewith, as security for the Term Loan: the Deed to

Secure and Security Agreement, the Uniform Commercial Code Financing Statements and Security Agreement.

“Soft Costs” shall mean all costs, expenses and fees incurred by Lender, Borrower and Guarantor in preparing and documenting this Agreement and all documents and instruments related thereto, together with the Lender Origination Fee, the Guaranty Fee, the Underwriting Fee and all other loan related fees and costs, including but not limited to filing and recording fees, costs of appraisals, surveys, environmental studies or reports, insurance and attorneys fees.

“Term Loan” shall mean Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) term loan made by Lender to Borrower which is evidenced by the Term Note described immediately hereafter and as pursuant to this Agreement.

“Term Note” shall mean the term promissory note of Borrower in favor of the Lender dated of even date herewith, as amended or supplemented from time to time, in the principal amount of $3,600,000.00 together with any renewals or extensions thereof, in whole or in part.  The Term Note shall be substantially in the form of Exhibit “D” attached hereto.  Repayment schedule as to the Term Note is attached hereto as Exhibit “M”.

“UCC” shall mean the Uniform Commercial Code Secured Transactions of Arkansas, as in effect on the date hereof, or as hereafter amended.

1.2.         Use of Defined Terms.  All terms defined in this Agreement and the exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise. All of the aforementioned recitals and definitions are incorporated by this reference and made a part of this Agreement.

1.3.         Accounting Terms.  All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under generally accepted accounting principles consistently applied.

1.4.          UCC Terms.  The terms “instruments” and “equipment”, as and when used in the Loan Documents, shall have the same meanings given such terms under the UCC.

1.5.          Terminology.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.  Titles of articles and sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to articles, sections, subsections, paragraphs, clauses, subclauses or exhibits shall refer to the corresponding article, section, subsection, paragraph, clause, subclause of, or exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of, or exhibit to, another document or instrument.

1.6.          Exhibits.  All exhibits attached hereto are by reference made a part hereof.

ARTICLE II

THE LOAN

2.1.          The Loan.  Borrower has agreed to borrow from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower’s compliance with and observance of the terms, conditions, covenants and provisions of this Agreement, the Term Note, and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

2.2.          Term and Interest Rate.  The Term Loan shall be evidenced by the Note described in Exhibit “D” attached hereto.  The Term Note shall be amortized over twenty-five (25) years.  The rate of interest as set forth in the Term Note cannot be changed more often than quarterly, and must rise and fall with the selected prime rate, all as more particularly set forth in Exhibit “D”.  The Lender shall amortize the principal over the term of the Term Loan as set forth in Exhibit “D”, and make an adjustment of payment installments only by the amount of rise or fall resulting from the interest rate change.  The interest rate on the loan evidenced by the Term Note will be the Prime Rate plus 1.00% per annum, adjustable quarterly with a 5.75% floor.  The Prime Rate will be the prime rate, as quoted or published from time to time in the Money Rates section of The Wall Street Journal or the nearest comparable rate if no such prime rate is quoted, as determined by the holder of the Note.  Interest shall be calculated on the actual basis of a year of 360 days. Moreover, the Borrower shall be responsible for the annual renewal fee on the USDA guaranteed portion of the Term Note of ¼ of 1%.  The amount of the annual renewal fee will be determined by multiplying the fee rate of ¼ of 1% by the outstanding principal guaranteed by the USDA as of December 31st of each year.  The annual renewal fee will be due to the Lender as of December 31st of each year; provided, however, that the first annual renewal fee for this Loan shall be due December 31, 2012.

2.3.          Security for the Loan.  The Loan will be secured by the Collateral as described in the Security Instruments, and guaranteed by the Guarantor pursuant to the Guaranty.

2.4.          Repayment of Loan.  Each payment of the Loan Obligations shall be paid directly to the Lender in lawful money of the United States of America at the Lender’s main office located at 406 Blackwell Street, Suite 420, Durham, North Carolina 27701, or such other place as the Lender shall designate in writing to the Borrower.  Each such payment shall be paid in immediately available funds by 2:00 p.m., Durham, NC time, on the date such payment is due, except if such date is not a Banking/Business Day such payment shall then be due on the first Banking/Business Day after such date, but interest shall continue to accrue until the date payment is received.  Any payment received after 2:00 p.m., Eastern standard time, shall be deemed to have been received on the immediately following Banking/Business Day for all purposes, including, without limitation, the accrual of interest on principal.

ARTICLE III

CONDITIONS PRECEDENT

Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth in Sections 3.1 through 3.19 shall constitute express conditions precedent to any obligation of Lender hereunder.

3.1.          Compliance.  Borrower and Guarantor shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of any Funding by Lender and shall have executed and delivered to Lender the Term Note.

3.2.          Board Resolutions and Incumbency Certificate. Lender shall have received certificates from the Board of Directors, or whomever is authorized to act on behalf of the Borrower and Guarantor, certifying to Lender that appropriate consents and resolutions have been entered into by its Board of Directors or Members incident hereto and that the officers and the members and managers of the company whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, and the officers executing the same, are duly authorized by Borrower and by its Boards of Directors or

Members of such companies to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind such companies accordingly thereby, all in form and substance substantially similar to those board resolutions set forth and described on Exhibit “E” attached hereto.

3.3.          Certificate of Good Standing.  Lender shall have received a current certificate of good standing with respect to the Borrower and Guarantor from the Secretary of State of the state of incorporation/organization.

3.4.          Articles of Incorporation/ Organization and By-Laws/ Operating Agreement.  Lender shall have received copies of the articles of organization/ articles of incorporation and by-laws/ operating agreement of the Borrower and/or Guarantor as in effect on the date hereof, certified as to truth and accuracy by the officers/members/managers of the Borrower.

3.5.          Loan Documents.  Lender shall have received all the other Loan Documents duly executed in form and substance acceptable to Lender.

3.6.          Insurance Certificate.  Lender shall have received a certificate in respect of all insurance required hereunder, in form and substance acceptable to Lender.

3.7.          Financing Statements.  Lender shall have received Uniform Commercial Code Financing Statements in respect of the Collateral, duly executed by the owner thereof and in form and substance acceptable to Lender.

3.8.          Opinion of Counsel.  Lender shall have received an opinion of counsel satisfactory to it from independent legal counsel in substantially the form of Exhibit “F” attached hereto.

3.9.          Operation and Management of the Facility.  The Facility shall be operated and managed by the Homestead Nursing, LLC.  The operation and management of the Facility shall not be transferred to any other party; the transfer of such responsibility in violation of the foregoing in this sentence shall constitute an Event of Default, the same as if such event had been described and contained in Article XII of this Agreement.

3.10.        Licenses and Permits.  Borrower shall have applied for and shall provide evidence of same upon receipt to Lender that Borrower has obtained all licenses, permits, certificates and other governmental permission to own and operate the Facility with an effective date of September 1, 2011.

3.11.        Appraisals.  Lender shall have received an appraisal by an appraiser approved by Lender for the Facility and Collateral in an amount acceptable to the Lender.

3.12.        Receipt of Evidence of Tax Payments.  Lender shall have received evidence, in form and substance acceptable to Lender, that Borrower and Guarantor have paid all federal, state and local income taxes, that all amounts required to be withheld from employees’ wage payments have been withheld and have been paid to the proper governmental agency, and that no judgment or tax lien is in existence with respect to Borrower and Guarantor.

3.13.        Title Insurance.  Lender shall have received a commitment and/or pro-forma policy from a title insurance company approved by Lender and authorized to do business in the State of Arkansas to issue a title insurance policy with respect to the Property Collateral, and the total amount shall be the appraised value of the Property Collateral, with no exceptions other than those approved by Lender and those shown on the commitment for title insurance and/or pro-forma, file number NCS-507393-ATL issued by First American Title Insurance Company, effective as of the date and time of recording of insured instrument, as same may be updated.  Such title insurance commitment and/or pro-forma shall recite that Lender shall have a first priority lien on the Property Collateral.

3.14.        Survey Requirements.  Lender shall require an “as built” survey for the Property, prepared by a registered land surveyor or registered professional engineer, in accordance with Arkansas law, as appropriate.

3.15.        Zoning, Building Codes and OSHA Requirements.  If required, Lender shall have received evidence with respect to the Facility that the same is not in violation of any zoning, building, sanitary or Occupational Safety and Health Administration rules, requirements or laws.

3.16.        Guaranty.  Lender shall have received a Guaranty substantially in the form as shown on Exhibit “G” hereof from the Guarantor named therein.

3.17.        Environmental Matters.  With respect to the Property Collateral, Lender shall have received from the Borrower, the form FmHA 1940-20 Request for Environmental Information as executed by the Borrower.

Borrower covenants and agrees that all Property Collateral or interests in real property pledged as collateral security for the Loan are free of any substantial amounts of waste or debris, and are free from any material amounts of contamination, including:

(a)           (1)  “Any Hazardous Waste,” as defined by the Resource Conservation and Recovery Act of 1976 or any “Hazardous Substance” as defined in Arkansas law, both as amended from time to time, and regulations promulgated thereunder;

(2)  “Any Hazardous Substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1989, as amended from time to time, and regulations promulgated thereunder;

(3)  Any substance, the presence of which on the real property is prohibited by any law similar to those set forth in this section; and

(4)  Any material which, under federal, state or local law, statute, ordinance or regulation, or court administrative order or decree, or private agreement, requires special handling in collection, storage, treatment or disposal.

(b)           Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste, substance or constituent, or other substance into the environment.  None of the operations of Borrower is the subject of federal or state litigation or proceedings, or of any investigation evaluating whether any remedial action involving a material expenditure is needed to respond to any improper treatment, storage, recycling, disposal or release into the environmental of any hazardous or toxic substance, waste or constituent.  None of the operations of Borrower is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, or regulation.  Borrower does not transport any hazardous wastes, substances or constituents.

(c)           All notices, permits, licenses or similar authorizations, if any, required to be obtained or applied for with an effective date to be September 1, 2011 in connection with the operation or use of any and all Property Collateral pledged as collateral security for the Loan, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been, to the knowledge of the Borrower, duly obtained or filed.

(d)           Borrower will take and continue to take prompt action to remedy all environmental pollution and contamination, hazardous waste disposal and other environmental clean-up problems, if any, whether or not such clean-up problems have resulted from the order or request of a municipal, state, federal, administrative or judicial authority, or otherwise. Borrower will not violate any applicable municipal ordinance, state or federal statute, administrative rule or regulation, or order or judgment of any court with respect to environmental pollution or contamination, hazardous waste disposal or any other environmental matter.

(e)           Borrower will indemnify and hold Lender, its officers, directors, employees, representatives, agents and affiliates harmless against, and promptly pay on demand or reimburse each of them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related to (i) the breach of any representation or warranty as set forth regarding Environmental Laws, or (ii) the failure of Borrower to perform any obligation herein required to be performed pursuant to Environmental Laws.  The provisions of this section shall survive the final payment of the Loan and the termination of this Agreement, and shall continue thereafter in full force and effect.

(f)            Notwithstanding anything contained in this paragraph to the contrary, any covenants of Borrower concerning any environmental matter addressed herein shall not be applicable to any condition which is first created or introduced after a foreclosure, conveyance or other transfer of title of the Property Collateral pledged as collateral security for the Loan.

(g)           Notwithstanding anything contained in this paragraph to the contrary, Borrower may make use of or have office supplies, cleaning substances, medical supplies and materials used in the ordinary course of operation for a senior living facility provided that such use is consistent with applicable Environmental Laws.

3.18.        Continuing Compliance.  At the time of the Term Loan, there shall not exist any event, condition or act which constitutes an Event of Default hereunder or any condition, event or act which with notice, lapse of time or both would constitute such Event of Default.  There would not exist any such event, condition, or act immediately after the disbursement, were it to be made.

3.19. Miscellaneous.  Lender shall have received such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender’s counsel may reasonably require in connection herewith.

ARTICLE IV

FINANCING

4.1.          Term Loan.  Lender agrees to make a term loan to Borrower in the principal amount of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00), which shall be repayable with interest in accordance with the terms of the Term Note.

4.2.          Use of Proceeds.  Borrower agrees that the proceeds of the Term Loan shall be disbursed as follows:

(a)           Approximately $3,600,000.00 shall be disbursed upon appropriate application therefore to pay outstanding debt to Metro City Bank.

ARTICLE V

SECURITY INTEREST — COLLATERAL

5.1.          Collateral.  To secure the prompt payment and performance to Lender of the Loan Obligations, Borrower hereby grants to Lender a continuing first security interest in and lien upon all of the following property and interests in property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, namely the:

(a)           Property Collateral;

(b)           Equipment Collateral;

(c)                                  Fixtures Collateral;

(d)                                 Certificate of Deposit Collateral;

(e)           All products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds and Lender shall record UCC-1 financing statements covering such Collateral in the applicable recording offices.

5.2.          Security Instruments.  With respect to the Property Collateral and Fixtures Collateral located within the State of Arkansas, Borrower shall deliver to Lender at the closing a Mortgage and Security Agreement in the form as shown on Exhibit “H” attached hereto, duly executed, which shall be filed in the Recorder’s office of LAFAYETTE COUNTY, ARKANSAS, together with corresponding UCC-1 financing statements in respect of the Fixtures Collateral.

With respect to the Fixtures Collateral and Equipment Collateral Borrower shall deliver to Lender at the Closing a Security Agreement in the form as shown on Exhibit “I” attached hereto, duly executed, and Lender shall record UCC-1 financing statements covering such Collateral in the applicable recording offices.

5.3           Excluded Business Assets.  Notwithstanding anything contained in the Term Loan Agreement and Loan Documents to the contrary, “Collateral” as defined in the Term Loan Agreement and Loan Documents expressly excludes all of Borrower’s (a) accounts, (b) payment intangibles, (c) instruments, chattel paper (including electronic chattel paper), documents, letter-of-credit rights, supporting obligations, and commercial tort claims, in each case to the extent arising out of, relating to or given in exchange for or settlement of or to evidence the obligation to pay any account or payment intangible; (d) all general intangibles (including, but not limited to, contract rights and trademarks, copyrights, patents and other intellectual property) that arise out of or relate to any account or payment intangible or from which any account or payment intangible arises; (e) all remedies, guarantees and collateral evidencing, securing or otherwise relating to or associated with any account or payment intangible, including, but not limited to, all rights of enforcement and collection; (f) all commercial lockboxes, governmental lockboxes, collection accounts and other deposit accounts into which collections or other proceeds of collateral or advances are deposited, and all checks or instruments from time to time representing or evidencing the same; (g) all cash, currency and other monies at any time in the possession or under the control of Borrower’s accounts receivable or working capital lender or a bailee thereof; (h) all books and records evidencing or relating to or associated with any of the foregoing; (i) all information and data compiled or derived with respect to any of the foregoing (other than any such information and data subject to legal restrictions of patient confidentiality); and (j) all collections, accessions, receipts and proceeds derived from any of the foregoing” (such items (a) through (j) above being the “Accounts”).

ARTICLE VI

REPRESENTATIONS, WARRANTIES, AND COVENANTS

APPLICABLE TO PROPERTY COLLATERAL

With respect to the Property Collateral, Homestead Property Holdings, LLC hereby represents, warrants and covenants to Lender as set forth in Sections 6.1 through 6.4, inclusive.

6.1.          Sale of Property Collateral.  Homestead Property Holdings, LLC will not sell, further lease, exchange, or otherwise dispose of any of the Property Collateral without the prior written consent of Lender.

6.2.          Insurance.  Homestead Property Holdings, LLC agrees that it will obtain and maintain insurance on the Property Collateral with such company and in such amounts and against such risks as Lender may reasonably request, with loss payable to Lender as its interests may appear.  Such insurance coverage shall not be canceled by Homestead Property Holdings, LLC, unless with the prior written consent of Lender.  Such insurance policy or policies shall contain the “New York Standard Mortgagee Clause”, stating in effect, that the interest of Lender shall not be invalidated by (i) any act or neglect of Borrower or Guarantor (including arson or a related act); (ii) by foreclosure or other proceedings relating to the Property Collateral; (iii) by any change in the title or ownership of the property; or (iv) the occupation of the premises for purposes more hazardous than permitted by the policy.  In addition, if the Property Collateral is located within a special flood hazard area, Homestead Property Holdings, LLC will obtain and maintain federal flood insurance (including mud slide and soil erosion protection) if eligible, in amounts of coverage equal to the lesser of (i) the outstanding balance of the Term Loan; (ii) the insurable value of the property; or (iii) the maximum limit of coverage available.

In addition, and as referenced in Section 3.13, Lender shall receive a title insurance policy on the Property Collateral naming Lender as insured as soon as the same shall issue after recordation of all Security Instruments related to the transactions contemplated herein.  Homestead Property Holdings, LLC shall pay all premiums and fees related to such title insurance.

6.3.          Good Title; No Existing Encumbrances.  Homestead Property Holdings, LLC owns the Property Collateral free and clear of any and all prior security interests, liens or encumbrances thereon other than any Permitted Encumbrances, and no financing statements or other evidence of the grant of a security interest respecting the Property Collateral exist on the public records as of the date hereof other than any evidencing the Permitted Encumbrances.

6.4.          Right to Grant Security Interest; No Further Encumbrances.  Homestead Property Holdings, LLC has the right to grant a security interest in the Property Collateral to Lender.  Homestead Property Holdings, LLC will pay all taxes and other charges against the Property Collateral.  Homestead Property Holdings, LLC will not use the Property Collateral illegally or allow the Property Collateral to be encumbered, except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

ARTICLE VII

REPRESENTATIONS, WARRANTIES, AND COVENANTS

APPLICABLE TO EQUIPMENT COLLATERAL AND FIXTURES COLLATERAL

With respect to the Equipment Collateral and Fixtures Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Sections 7.1 through 7.5, inclusive.

7.1.          Sale of Equipment Collateral and Fixtures Collateral.  Except as permitted herein and elsewhere in this Agreement, Borrower will not sell, lease, exchange, or otherwise dispose of any of the Equipment Collateral and Furniture, Fixtures and Equipment Collateral without the prior written consent of Lender; provided, however, that with notice to but without the necessity of consent of Lender, from time to time hereafter, in the ordinary course of business, Borrower may sell, exchange or otherwise dispose of portions of its Furniture, Fixtures and Equipment Collateral which are obsolete, worn out or unsuitable for continued use, if the Furniture, Fixtures and Equipment Collateral is replaced promptly with equipment constituting Furniture, Fixtures and Equipment Collateral having a market value equal to or greater than the Furniture, Fixtures and Equipment Collateral so disposed of and in which Lender shall obtain and have a first priority security interest pursuant hereto.

7.2.          Insurance.  Borrower agrees that they will obtain and maintain insurance on the Furniture, Fixtures and Equipment Collateral with such companies and in such amounts and against such risks as Lender may reasonably request, with loss payable to Lender as its interests may appear.  Such insurance coverage shall not be canceled by Borrower, unless with the prior written consent of Lender.

7.3.          Good Title; No Existing Encumbrances.  Borrower owns the Furniture, Fixtures and Equipment Collateral free and clear of any prior security interest, lien or encumbrance, and no financing statements or other evidences of the grant of a security interest respecting the Furniture, Fixtures and Equipment Collateral exist on the public records as of the date hereof other than any evidencing the Permitted Encumbrances, and other than financing statements that will be paid off and canceled of record, with proceeds of this Loan.

7.4.          Right to Grant Security Interest; No Further Encumbrances.  Borrower has the right to grant a security interest in the Equipment Collateral and Fixtures Collateral to Lender.  Borrower will pay all taxes and other charges against the Furniture, Fixtures and Equipment Collateral, and will not use the Furniture, Fixtures and Equipment Collateral illegally or allow the same to be encumbered, except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.  Nothing herein, however, shall prevent Borrower and/or Guarantor from leasing any Equipment required in the operation of the Facilities.

7.5.          Location.  As of the date hereof, the Equipment Collateral and Fixtures Collateral are located only at the Collateral Locations, and Borrower hereby covenants with Lender not to move any portion of the Furniture, Fixtures and Equipment Collateral without at least thirty (30) days prior written notice to Lender; provided, however, that nothing contained herein shall be deemed to prohibit Borrower and/or Guarantor, without notice to or the consent of Lender, from transferring temporarily (for periods not to exceed thirty (30) days in any event) any Furniture, Fixtures and Equipment Collateral from a Collateral Location to another location at any time or from time to time hereafter for the limited repairing, refurbishing or overhauling such equipment in the ordinary course of business.

ARTICLE VIII

GENERAL REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement, Borrower and Guarantor hereby represent and warrant to Lender as set forth in Sections 8.1 through 8.17, inclusive.

8.1.          Principal Business Activity.  Homestead Nursing, LLC is engaged in the business of operating a skilled nursing facility.

8.2.          Company Existence and Qualification.  The Borrower is organized and validly existing under the laws of the State of Georgia and authorized to do business in the State of Arkansas.  Borrower’s principal place of business, chief executive office and office where it keeps principally all of its books and records are located at the Executive Office.

8.3.          Power and Authority; Validity and Binding Effect.  Borrower and Guarantor have the power to make, deliver and perform under the Loan Documents to which they are a party, and Borrower has the right to borrow hereunder, and all of the foregoing parties have taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Loan Documents.  This Agreement constitutes, and the remainder of Loan Documents, when executed and delivered for value received, will constitute, the valid obligations of Borrower and Guarantor, legally binding upon it and enforceable against Borrower and Guarantor in accordance with their respective terms.  The undersigned officers, members or managers of Borrower and officer of Guarantor are duly authorized and empowered to execute, attest and deliver this

Agreement and the remainder of the Loan Documents to which such entity is a party, for and on behalf of Borrower and Guarantor and to bind Borrower and Guarantor accordingly thereby.

8.4.          Financial Statements.  The balance sheets and income statements of Borrower and Guarantor were submitted to Lender in connection herewith, copies of which are attached hereto as Exhibit “J”, are true and complete and accurately and fairly represent the financial condition of the Borrower and Guarantor , the results of operations and the transactions in the equity accounts as of the date and for the periods referred to therein, and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved.  There are no material Liabilities, direct or indirect, fixed or contingent, as of the date of such Financial Statements which are not reflected therein or in the note thereto.  There has been no material adverse change in the financial condition, operations, or prospects of the Borrower and/or Guarantor since the date of the balance sheet contained in such Financial Statements.  If, by the time of the Closing, the Borrower’s and/or Guarantor’s Financial Statements are more than ninety (90) days old, the Lender may require current Financial Statements which shall be submitted to the RD.

8.5.          Pending Matters.  No action or investigation is pending or threatened before or by a federal, state, or municipal or other governmental department, commission, board, bureau, agency or instrumentality which might result in any material adverse change in the financial condition, operations, or prospects of the Borrower or either of the Guarantor, nor is the Borrower or the Guarantor in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on their business or assets, nor is the Borrower or the Guarantor in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which such Borrower and Guarantor are subject.

8.6           Disclosure.  All information furnished or to be furnished by the Borrower and Guarantor to the Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide the Lender a true and accurate knowledge of the subject matter.  Borrower and/or Guarantor have no knowledge of any liability of any nature, whether accrued, absolute, contingent or otherwise, which singularly or in the aggregate could have a materially adverse effect upon the economic condition of Borrower, the Guarantor or the Facility.

8.7.          ERISA.  Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

8.8.          Proceedings Pending.  There are no proceedings pending or, to the best of the Borrower’s knowledge, threatened, to acquire any part of the Property Collateral by any power of condemnation or eminent domain, or to enjoin or similarly prevent or restrict the use of the Property or the operation of the Facility in any manner.

8.9.          Compliance with Applicable Laws.  The Facility and the property on which it is situated comply with all laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, building codes, setback requirements and environmental matters as to which the Facility and the property on which it is situated is required to comply and as to which the Facility and/or such property is not “grandfathered” or as to which application to the Facility and/or such property would be unconstitutional, illegal or not required by applicable law, and thereby would be exempted from such future compliance.

8.10.        No Material Litigation.  Except as set forth on Exhibit “K” attached hereto, there are no proceedings pending or, so far as Borrower and the Guarantor know, threatened, before any court or administrative agency which might materially or adversely affect the financial condition or operations of Borrower and/or Guarantor.

8.11.        No Default.  Borrower and/or Guarantor are not in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an Event of Default as defined herein, and no condition, event, or act which with notice or lapse of time would constitute such event of default.

8.12.        Taxes.  Borrower or Guarantor have filed or caused to be filed all tax returns required to be filed by them, if any, and have paid all taxes shown to be due and payable on said returns or on any assessments made.

8.13. Adverse Contracts.  Except as set forth on Exhibit “L” attached hereto, neither Borrower nor Guarantor are a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, decree or order which materially and adversely affects their businesses, property, assets, operations or condition, financial or otherwise.

8.14.        Insolvency.  After giving effect to the execution and delivery of the Loan Documents and the making of any disbursements under the Term Note, neither Borrower nor Guarantor will be “Insolvent” within the meaning of such term as defined in Section 101(26) of the Bankruptcy Code, or be unable to pay its debts generally as such debts become due.

8.15.        Title.  Borrower has good and marketable title to all the Collateral, subject to no material lien of any kind except as otherwise disclosed in writing to Lender, and except for the Permitted Encumbrances.

8.16.        No Violations.  The execution, delivery and performance by Borrower and Guarantor of this Agreement and the other Loan Documents has been duly authorized by all necessary corporate actions and does not and will not require any additional consent or approval of the members, managers and/or shareholders and directors of Borrower and/or Guarantor respectively, and will not violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower and/or Guarantor or the charter or by-laws of Borrower and/or Guarantor, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower and/or Guarantor are a party or by which they or their properties may be bound or affected; and neither Borrower nor Guarantor are in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

8.17.        Continuing Representations.  These representations shall be considered to have been made again at and as of the date of each advance made under the Term Note and shall be true and correct as of that date.

ARTICLE IX

GENERAL AFFIRMATIVE COVENANTS

Borrower covenants and agrees with Lender that from and after the date hereof, and as long as the Term Loan remains outstanding, that they will comply with the covenants set forth in Sections 9.1 through 9.32, inclusive.

9.1.          Payment of Loan/Performance of Loan Obligations.  Duly and punctually pay or cause to be paid the principal and interest of the Term Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

9.2.          Maintenance of Existence.  The Borrower shall maintain in the state of its incorporation/organization, and, in each jurisdiction in which the character of the property owned by them or in which the transaction of their business makes qualification necessary, its existence.

9.3.          Use of Proceeds.  Borrower will use the net proceeds of the Term Loan only for the purposes set forth in Section 4.2 in the conduct of the business in which it is presently engaged, or in which it presently proposes to engage.

9.4.          Accrual and Payment of Taxes.  The Borrower, during each Fiscal Year, shall accrue all current tax liabilities of all kinds, all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

9.5.          Payment of Taxes and Obligations.  Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that it shall have the right in good faith to contest any such taxes, assessments, charges or claims, and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequate funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.  Borrower shall, on an annual basis not later than sixty (60) days after timely filing each tax year, provide reasonable evidence to Lender that all income and withholding taxes, sales and use taxes and property taxes have been paid.

9.6.          Records Respecting Collateral.  Adequate records of Borrower with respect to the Collateral will be kept at the Executive Office (subject to being changed pursuant to Section 10.11) and will not be removed from such address without the prior written consent of Lender.

9.7.          Financial and Other Information.  The Borrower shall provide or cause to be provided to Lender, the following Financial Statements and information on a continuing basis and as Lender may require from time to time:

(a)           Financial Statements.  Within ninety (90) days after the end of the Accounting Year of Borrower, compiled financial statements of Borrower which are prepared by and certified by a officer of Borrower as true and correct will be prepared in accordance with GAAP, and include a balance sheet, a profit and loss statement, and a cash flow statement showing the result of operations for the Fiscal Year, a reconciliation of surplus, and the reviewer’s notes.  In regards to AdCare Health Systems, Inc., starting with the 2011 tax year, AdCare Health Systems, Inc. agrees to provide the Lender with an annual compiled financial statement along with the just ended year’s tax return from an independent certified public accountant that is satisfactory to the Lender.  The audited statement is to be provided within ninety (90) days after the end of each calendar year.  A copy of the corporate tax return should be provided to the Lender within thirty (30) days after same has been timely filed.

9.8.          Maintenance of Insurance.  In addition to and cumulative with any other requirements herein imposed on Borrower with respect to insurance, Borrower shall maintain insurance with responsible insurance companies on such of its properties and employees, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include loss, damage, flood, windstorm, fire, theft, extended coverage, workers compensation and products liability, business interruption insurance and loss of business income insurance in amounts satisfactory to Lender, which such insurance shall not be canceled by Borrower unless with the prior written consent of Lender.  Borrower shall file with Lender, upon its request, a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, and, within thirty (30) days after notice in writing from Lender, obtain such additional insurance as Lender may reasonably request.

9.9.          Change of Principal Place of Business.  Borrower hereby understands and agrees that if, at any time hereafter, Borrower elects to move their principal place of business, or if Borrower elects to change their respective name, identity or structure, Borrower will obtain Lender’s approval in writing at least thirty (30) days prior thereto.

9.10.        Waivers.  With respect to the Collateral Location, Borrower will obtain such waivers of lien, estoppel certificates or subordination agreements as Lender may reasonably require to ensure the priority of its security interest in that portion of the Collateral situated at such locations.

9.11.        Compliance With Laws.  Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all applicable environmental laws and cause the Borrower to pay all taxes, assessments, charges, claims for labor, supplies, rent and other obligations which, if unpaid, might give rise to a Lien against the Collateral, except Liens to the extent permitted in Section 10.1 of this Agreement.  The Borrower certifies that the Facility is accessible to the public in compliance with the Americans with Disabilities Act.  The noncompliance with the aforesaid shall be construed to constitute a material adverse effect upon the business or credit of Borrower.

9.12.        Junior Financing.  Borrower shall not, without the prior written consent, of Lender incur any additional indebtedness relating to the Collateral or create or permit to be created or to remain, any mortgage and security agreement, deed of trust, pledge, lien, lease, encumbrance or charge on, or conditional sale or other title retention agreement whether prior to or subordinate to the liens of the Mortgage and Security Agreement, and other Loan Documents, with respect to the Property Collateral, or any part thereof, other than the Mortgage and Security Agreement or other Loan Documents provided for herein.

9.13.        Right to Inspect.  Borrower shall permit, and cause to permit, persons designated by Lender to inspect any and all of the properties and books and records of the Borrower and to make extractions therefrom pertaining to the Facility, and to permit Lender to make copies of and to discuss the affairs of the Borrower and the Facility with officers of such parties as designated by Lender, all at such times as Lender shall request.

9.14.        Notice of Loss.  Borrower shall immediately notify the Lender of any event causing a loss or depreciation in value of either Borrower’s assets in excess of $100,000.00 and the amount of such loss or depreciation, except Borrower shall not be required to notify Lender of depreciation in building and equipment resulting from ordinary use thereof.

9.15.        Conduct of Business.  Borrower shall cause the operation of the Facility to be conducted at all times in a prudent manner in compliance with applicable laws and regulations relating thereto and cause all licenses, permits, certificates, and any other agreements necessary for the use and operation of the Facility to remain in effect.

9.16. Condition of Properties.  Borrower shall keep all buildings, improvements, machinery and equipment located on or used or useful in connection with the respective Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions and improvements thereto to keep the same in good operating condition.

9.17.        Inventory, Fixtures and Equipment.  Borrower shall maintain, or cause to be maintained, sufficient inventory, fixtures and equipment of types and quantities at the Facility necessary to enable the Borrower adequately to perform operations at such Facility.

9.18.        Certificate.  Upon Lender’s written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents and there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true with the same effect as though made on the date of such certificate.

9.19.        Subordinations.  Borrower shall provide Lender with a subordination agreement, in a form satisfactory to Lender, from any party whom Borrower is or hereafter becomes indebted for money borrowed, subordinating its respective right of payment and claim of such indebtedness and any future advances thereon to the claims of Lender in respect of the Term Note so long as any amount remains unpaid on the Term Note.  Such subordination agreement shall provide, among other things, that no principal or interest on any such indebtedness shall be repaid unless and until there is no outstanding balance due and payable on the Term Note.

9.20.        Litigation; Default Conditions and Events of Default.  Upon its receipt of notice or knowledge thereof, Borrower will report to Lender: (i) any lawsuit or administrative proceeding in which Borrower is a defendant wherein the amount of damages claimed exceeds $50,000.00; or (ii) the existence and nature of any Default Condition or Event of Default hereunder.

9.21.        Execution of Other Documents.  Borrower will, upon demand by Lender, promptly execute all such additional agreements, contracts, indentures, documents and instruments in connection with this Agreement as Lender, in its sole discretion, may reasonably consider necessary.

9.22.        Litigation and Attorneys Fees.  Borrower will pay promptly to Lender without demand, reasonable attorneys fees and all costs and other expenses paid or incurred by Lender in collecting or compromising the Term Loan or in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement or any other agreement or instrument required by Lender in connection with the Term Loan, whether or not suit is filed.

9.23.        Purchase of Fixed Assets.  Borrower will not purchase additional fixed assets costing in the aggregate more than $150,000.00 in any 12 month calendar year without the prior approval of the Lender. This prohibition does not apply upon the Borrower purchasing machinery and equipment being replaced due to depreciation or obsolescence.

9.24.        Arms Length Transactions.  All of the Borrower’s transactions will be at arms length and competitive with any of the officers, employees, directors, or their spouses and family members that may buy, sell, or trade to it.  The same will apply to any entity that they may be stockholder, director, or own any interest in, as well as a spouse or family member.

9.25.        Further Assurances.  Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, document, document of title, warehouse receipt, bill of lading, order, financial statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender.  Borrower shall perform or cause to be performed such acts as Lender may request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any liens, encumbrances or security interests other than in favor of Lender.

9.26.        Debt to be Borrower’s Debt.  All debt to be repaid from loan proceeds is debt of Borrower and not debt of any other entity.

9.27.        Tangible Balance Sheet-Equity.  The Borrower shall maintain a minimum Tangible Balance Sheet-Equity equal to ten (10%) percent of total assets prior to issuance of the RD Loan Note Guarantee.  The Borrower shall have Tangible Net Worth of ten (10%) for the life of the Loan.

9.28.        Maximum Debt to Net Worth.  The Borrower’s debt to net worth shall not exceed 9 to 1 as defined by GAAP.

9.29.        RD Guaranty Commitment.  The Borrower agrees that it shall comply with each and every provision of that certain Conditional Commitment for Guarantee as issued by the RD.

9.30.        Employee Reports.  The Borrower shall submit a report annually to the Lender and RD as of December 31, indicating the total number permanent, part-time and seasonal employees.

9.31.        Current Ratio.  Borrower shall maintain a current ratio of not less than 1.0 to 1.0, as defined by GAAP.

9.32         Affirmative Fair Housing Marketing Plan. By signing this Agreement Term Loan Agreement, Borrower certifies to Lender that Borrower has prepared and provided an Affirmative Fair Housing Marketing Plan to the RD in accordance with RD Instruction 1901-E, section 1901.203(c).

ARTICLE X

NEGATIVE COVENANTS

Borrower covenants and agrees with Lender that from and after the date hereof and so long as any amount remains unpaid on the Term Loan, it will not, without the prior written consent of Lender, do any of the things or acts set forth in Sections 10.1 through 10.17, inclusive.

10.1.        No Encumbrances.  Borrower will not create, incur, assume, or suffer to exist any mortgage and security agreement, indenture, deed of trust, pledge, assignment, lien, charge, encumbrance on, or security interest or security title of any kind on the Collateral described in Section 5.1 of this Term Loan Agreement or on any of their personal property except for:  (i)  liens for taxes not yet due or being contested as permitted by this Agreement; (ii)  liens at any time existing in favor of the Lender; (iii)  any Permitted Encumbrances; (iv) inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon the Collateral, which Lien is fully subordinate to the applicable deed, Mortgage and Security Agreement and/or Security Agreement covering such Collateral, is disclosed to Lender and is being contested by the Borrower in good faith and Borrower is diligently pursuing such contest to completion, and adequate reserves, as determined by Lender, are being maintained therefore; and (v)  liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received in respect of property acquired) entered into the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds.

10.2.        Distributions/Bonuses.  The Borrower will not, without Lender’s and RD’s prior written consent, make any bonuses to any officers or shareholders of the Borrower, or authorize or make any other distribution to officers.  Notwithstanding the foregoing, the Borrower shall be permitted to pay bonuses or make distributions; provided that such bonuses and distributions will be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrower, shall be payable only if the Borrower has made a profit in the year prior to the year in which the dividend is being declared, all debts are paid current and all loan covenants and ratios are being met and will continue to be met on the annual statement, in accordance with GAAP, after the bonuses and distributions are paid, and prior written consent of Lender is obtained.  This is not intended to apply to distributions/dividend payments to cover personal tax liability resulting from the profitability of the business.

10.3.        Compensation of Officers and Owners.  Salaries and compensation of officers, owners or shareholders shall be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrower.  This amount may not be increased year to year unless (1) an after tax profit was made in the preceding fiscal year; (2) the Borrower is and will remain in compliance with covenants of the Term Loan Agreement, Lender’s Agreement, and Conditional Commitment; (3) all of the Borrower’s debts are paid to a current status; and (4) prior written concurrence of the Lender is obtained.

10.4.        Merger, Sale, Assignments, Etc.  The Borrower will not liquidate or dissolve or otherwise terminate its legal status or enter into any consolidation, merger, partnership, reorganization or other combination, or convey, or sell, assign, lease or otherwise dispose of  all or the greater part of its assets or businesses (now owned or hereafter acquired) (whether in one transaction or in a series of transactions), or permit the Borrower to sell, assign, lease or otherwise dispose of, all or the greater part of the assets or business of another, or made any substantial change in the basic type of business conducted by it as of the date hereof, without the prior written consent of the Lender, which may be granted or refused by Lender in Lender’s sole discretion.  The Borrower shall conduct and carry on the business of the Borrower in substantially the same field of activity as has been originally planned and as documented in the loan application to the Lender and Rural Development.  This shall include no acquisition of affiliated companies or expansion of the Borrower, without the written consent of the Lender and Rural Development.

10.5.        Disposition of Assets.  The Borrower will not sell, lease, transfer or otherwise dispose of Collateral, unless any such disposition shall be in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a preexisting debt.

10.6.        Change in Business.  The Borrower will not make any material change in the nature of its business as it is being conducted as of the date hereof.

10.7.        Changes in Accounting.  The Borrower will not change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or default had such change not taken place.

10.8. ERISA Funding and Termination.  Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

10.9.        Transactions with Affiliates.  Enter into any transaction with any Person affiliated with such Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to such Borrower than those they would obtain in a comparable arms-length transaction with a Person not an affiliate.

10.10.      Change of Use.  Alter or change the use of the Facility or enter into any lease or management agreement for the Facility other than the leases and management agreements in place as of the date of this Agreement, unless Borrower first notifies Lender and provides Lender a copy of the proposed lease or management agreement, obtains Lender’s written consent and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such lessee or manager subordinating to all rights of Lender.

10.11.      Place of Business.  Change its chief executive offices or open any new place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may request in connection therewith.

10.12.      No Advances.  Borrower shall not, during the life of the Term Loan, make any advances or loans to any officer, owner, stockholder, director and/or affiliate of the Borrower or affiliates, during this Term Loan, without Lender’s prior written consent.  If such advances are permitted by Lender, same must be subordinate to the Term Loan and repayment can only be made if Borrower is in compliance with all terms and conditions contained in this Agreement.

10.13. No Sale or Disposition of Business Collateral.  Sell or otherwise dispose of collateral described in Section 5.1 of this Agreement, other than as permitted herein and by RD regulations.

10.14.      Change of Ownership.  Change ownership without obtaining the Lender and RD’s consent and complying with all applicable RD regulations.

10.15.    Purchase of Fixed Assets.  The Borrower shall not make purchases of fixed assets in excess of $150,000.00 annually, without the prior written consent of the Lender.  This prohibition does not apply upon the Borrower purchasing machinery and equipment being replaced due to depreciation or obsolescence.

10.16.    Liabilities of Third Parties.  Unless Lender provides prior written consent, Borrower will refrain from assuming any liabilities or obligations of any third parties, including but not limited to the shareholders, officers, members or directors of the Borrower.  Loans from shareholders, owners, members, officers or affiliates must be subordinated to the Term Loan or converted to stock.  The Borrower will refrain from co-signing or endorsing liabilities or obligations or indebtedness of other persons or entities during the life of this Term Loan except in connection with a Permitted Encumbrance.  No payments are to be made on the loans mentioned in this paragraph 10.16 unless the Term Loan in favor of Lender is current and in good standing.

10.17.    Sale of Stock.  The Borrower will not sell, transfer or issue any additional shares of the company’s stock or membership interests.

ARTICLE XI

EVENTS OF DEFAULT

The occurrence of any events or conditions described in Sections 11.1 through 11.7 shall constitute an Event of Default hereunder, provided that the requirements for the giving of notice; if any, and the lapse of time provided have been satisfied.

11.1.    Term Note.  Borrower shall fail to make any payments of principal of or interest on the Term Note when due.

11.2.    Misrepresentations.  Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the Borrower or the Guarantor, pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with the Borrower, in connection with this Term Loan, proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against the Borrower or the Guarantor, or on the date of execution of this Agreement there shall have been any material adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution.

11.3.    Covenants.  Borrower or Guarantor shall fail to perform, keep or observe any other term, provision, condition covenant, undertaking, warranty or representation contained in this Agreement or in the other Loan Documents, which is required to be performed, kept or observed.

11.4.    Other Debts.  Borrower or Guarantor shall default on any other agreement, document or instrument to which Borrower or Guarantor are a party, which default shall cause a material adverse effect on the businesses of Borrower and Guarantor, the value of the Collateral, or Lender’s interest therein.

11.5.    Voluntary Bankruptcy.  Borrower or Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, re-adjustment of their debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Borrower or Guarantor shall enter into any agreement indicating their consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower or any Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower or any Guarantor for all or a substantial part of their property; Borrower or any Guarantor shall make an assignment for the benefit of creditors; or Borrower or Guarantor shall be unable or shall fail to pay their debts generally as such debts become due, or Borrower or Guarantor shall admit, in writing, their inability or failure to pay debts generally as such debts become due.

11.6. Involuntary Bankruptcy.  There shall have been filed against Borrower or Guarantor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing, and such petition is not dismissed within sixty (60) days after the entry of filing thereof; Borrower or Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower or Guarantor for all or a substantial part of their property and such appointment is not dismissed within sixty (60) days after such appointment was first made; or Borrower or Guarantor shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower or Guarantor and the same is not dismissed within sixty (60) days of the application thereof.

11.7         Permit/License Agreement.  Any default under or revocation of any applicable state permit or license to which Borrower is required to maintain in order to operate the Facility shall be considered a default hereunder.

ARTICLE XII

REMEDIES

Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower and Guarantor for damages for failure by Borrower and Guarantor to fulfill any of their obligations hereunder, subject only to prior receipt by Lender of payment in full of the Term Loan in a form acceptable to Lender, Lender shall have all of the rights and remedies described in Sections 12.1 through 12.4, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

12.1. Acceleration of the Term Loan.  Lender, at its option, may declare the Term Loan to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower and Guarantor.

12.2.        Remedies of a Secured Party.  As it relates to the personal property collateral defined herein, Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral, subject to the UCC, or the proceeds thereof, to sell or otherwise dispose of the same, and to apply the proceeds therefrom to the Term Loan in such order and manner as Lender, in its sole discretion, may elect.  Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made.  The requirement of sending reasonable notice shall be met if such notice is given to Borrower pursuant to Section 13.8 at least five (5) days before such disposition.  Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys fees and other legally recoverable collection expenses, all of which shall constitute obligations of Borrower.

12.3.        Repossession of the Collateral.  As it relates to the Furniture, Fixtures and Equipment Collateral, defined herein, Lender may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable.

12.4.        Other and Additional Remedies.  In addition to the rights and remedies of a secured party under the laws of the State of North Carolina, the State of Arkansas and the rights and remedies granted in this Agreement, Lender shall have all of the rights and remedies set forth in the

Mortgage and Security Agreement, the Security Agreement, and in all of the other Loan Documents, which rights and remedies may be exercised successively or concurrently.

ARTICLE XIII

MISCELLANEOUS

13.1.        Waiver.  No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity.  Exercise or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same.  No course of dealing between Borrower and the Guarantor and Lender or any delay on the Lender’s part in exercising any rights shall operate as a waiver of any of the Lender’s rights.  No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Lender.  Except for any defense which would constitute a compulsory counterclaim, Borrower and the Guarantor hereby agree that any and all causes of action and claims which they may ever have against the Lender shall not be raised by Borrower and the Guarantor as a defense or counterclaim in any suit or proceeding brought by Lender against them for collection of the Loan Obligations or enforcement of this Agreement, but shall instead be brought, if at all, by a separate suit or proceeding.

13.2.        Costs and Expenses.  Borrower will bear all taxes, fees and reasonable expenses (including reasonable fees and expenses of counsel for Lender) in connection with the preparation of this Agreement and the other Loan Documents, and in connection with any modifications thereto and the recording of any of the Loan Documents.  If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Term Loan, this Agreement or any collateral for any Loan Obligations and as a result of any of the foregoing, the Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any collateral for any of the Loan Obligations, or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the reasonable attorney’s fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any reasonable expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender payable on demand of the Lender.  Without limiting the foregoing, Borrower shall pay or reimburse the Lender for all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement.

13.3.        Performance of Lender.  At its option, upon Borrower’s failure to do so, the Lender may make any payment or do any act on the Borrower’s behalf that the Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse the Lender, on demand, for any payment made or expense reasonably incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys’ fees.

13.4.        Headings.  The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

13.5.        Survival of Covenants.  All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Term Note and this Agreement.

13.6.        No Assignment by Borrower.  No assignment hereof shall be made by Borrower without the prior written consent of Lender.

13.7.        Severability.  If any provision of any of the Loan Documents or the application thereof to any party thereto shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

13.8.        Notices. Any and all notices, elections or demands permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving such notice, election or demand, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt required, and shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof, or upon being deposited with an overnight delivery service requiring proof of delivery, to the other party at the address of such other party set forth below or such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof.  Personal delivery to a partner or any officer, partnership, agent or employee of such party at said address shall constitute receipt.  Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall also constitute receipt.  Any such notice, election, demand, request or response shall be addressed as follows:

If given to Lender, shall be addressed as follows:

SQUARE 1 BANK

406 Blackwell Street, Ste. 420

Durham, NC 27701

with a copy to:

HARBIN & MILLER, LLC

3085 E. Shadowlawn Avenue

Atlanta, Georgia 30305

Attn:  Reid H. Harbin, Esq.

and, if given to Borrower, shall be addressed as follows:

3050 Peachtree Road, NW, Suite 355

Two Buckhead Plaza

Atlanta, Georgia 30305

with a copy to:

HOLT NEY ZATCOFF & WASSERMAN, LLP

100 Galleria Parkway, Suite 1800

Atlanta, Georgia 30339

Attn:  Gregory P. Youra, Esq.

13.9.        Benefits.  All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

13.10.      Participation.  Borrower acknowledges that Lender may, at its option, sell participation interests in the Term Loan to other participating banks.  Borrower agrees with each present and future participant in the Term Loan that if an Event of Default should occur, each present and future participant shall have all of the rights and remedies of Lender with respect to any deposit due from any participant agreement with Lender, and the execution by the Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between the Borrower and said participant in accordance with the terms of this Section.  The Lender will maintain a minimum of five (5%) percent of the total loan amount of the Term Loan.  The remaining unguaranteed portion can only be sold through participation with other lenders and no part of the guaranteed or unguaranteed loan can be sold to the applicant or anyone having an interest in the applicant.

13.11.      Supersedes Prior Agreements; Counterparts.  This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Term Loan.  This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lender and the RD.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

13.12.      Time of the Essence.  Time is of the essence in this Agreement and the other Loan Documents.

13.13.      Interpretation.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

13.14.      Lender Not a Joint Venturer.  Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or Guarantor or as creating any similar relationship or entity, and Borrower and Guarantor agree that they will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender.

13.15.      Jurisdiction.  This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of North Carolina, except and only to the extent of procedural matters related to the perfection and enforcement of Lender’s rights and remedies against the Premises, which matters shall be governed by the laws of the State of Arkansas.  However, in the event that the enforceability or validity of any provision of this Agreement is challenged or questioned, such provision shall be governed by which whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision.  The loan transaction which is evidenced by the Note and this Agreement have been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of North Carolina.

13.16.      Acceptance.  This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its office located at 406 Blackwell Street, Suite 420, Durham, North Carolina 27701 and accepted in writing by Lender thereafter at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Borrower).

13.17.      Payment on Non-Business Days.  Whenever any payment to be made hereunder or under the Term Note shall be stated to be due on a Saturday, Sunday or a public holiday, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Term Note.

13.18.      Waiver of Rights.  Borrower and Guarantor hereby waive all rights which they have or may have regarding, without limitation, the right to notice and to a judicial hearing prior to seizure of any Collateral by Lender.  In addition, Borrower and Guarantor waive any right which they have or may have under applicable UCC law or like Section to have Lender file UCC termination statements with respect to the Collateral, or any part thereof, and Borrower and Guarantor further agree that Lender shall not be required to file such UCC termination statements unless and until the Term Note has been paid in full; provided, however, that after such event, Lender will file UCC termination statements promptly upon request by Borrower or Guarantor.

13.19.      Cure of Defaults by Lender.  If, hereafter, Borrower or any Guarantor defaults in the performance of any duty or obligation to Lender hereunder, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Term Note, whether or not this creates an over-advance thereunder, and shall be payable in accordance with its terms.

13.20.      Attorney-in-Fact.  Borrower and Guarantor hereby designate, appoint and empower Lender irrevocably as their attorney-in-fact, at Borrower’s and Guarantor’s cost and expense, to do in the name of Borrower and Guarantor any and all actions which Lender may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of Borrower or Guarantor to do so and Borrower and Guarantor hereby agree to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith.  Without limitation, Borrower and Guarantor specifically authorize all federal, state and municipal authorities to furnish reports of examinations, records and other information relating to the conditioned affairs of Borrower and Guarantor to Lender upon Lender’s request.

13.21. Prepayment Premium.    In the event of prepayment, in whole or in part, Borrower must give Lender at least twenty-one (21) days written notice and a prepayment penalty rate shall be assessed as follows:

(a)               If the prepayment occurs on or before the first anniversary date of this Agreement, the prepayment penalty will equal ten percent (10%) of the principal amount prepaid.

(b)               If the prepayment occurs after the first anniversary date, but on or before the second anniversary date, the prepayment penalty will equal nine percent (9%) of the principal amount prepaid.

(c)               If the prepayment occurs after the second anniversary date, but on or before the third anniversary date, the prepayment penalty will equal eight percent (8%) of the principal amount prepaid.

(d)               If the prepayment occurs after the third anniversary date, but on or before the fourth anniversary date of this Note, the prepayment penalty will equal seven percent (7%) of the principal amount prepaid.

(e)               If the prepayment occurs after the fourth anniversary date, but on or before the fifth anniversary date, the prepayment premium will equal six percent (6%) of the principal amount prepaid.

(f)                If the prepayment occurs after the fifth anniversary date, but on or before the sixth anniversary date, the prepayment premium will equal five percent (5%) of the principal amount prepaid.

(g)               If the prepayment occurs after the sixth anniversary date, but on or before the seventh anniversary date, the prepayment premium will equal four percent (4%) of the principal amount prepaid.

(h)               If the prepayment occurs after the seventh anniversary date, but on or before the eighth anniversary date, the prepayment premium will equal three percent (3%) of the principal amount prepaid.

(i)                If the prepayment occurs after the eighth anniversary date, but on or before the ninth anniversary date, the prepayment premium will equal two percent (2%) of the principal amount prepaid.

(j)                If the prepayment occurs after the ninth anniversary date, but on or before the tenth anniversary date, the prepayment premium will equal one percent (1%) of the principal amount prepaid.

A prepayment premium shall not apply if the prepayment occurs after the tenth anniversary date.

13.22.      Modifications/Amendments.  Any amendments, adjustments, or waivers of the covenants and terms of this Agreement shall require the approval and concurrence of the Rural Development and the Lender.

13.23       Notice and Opportunity to Cure. Notwithstanding any other provision to the contrary contained in this Agreement or in any of the other Loan Documents, upon the occurrence of a monetary default or a monetary Event of Default under any of the Loan Documents, Lender shall not be required to send written notice to Borrower and/or Guarantor.  All loan payments are due on the first (1st) day of each month, however; payments will not be considered late until the eleventh (11th) day of each month. In the event the default does not involve the payment of money by Borrower to Lender, Borrower and Guarantor shall have thirty (30) days following receipt of such notice to fully cure such default. In the event the default is cured within such period, it shall be as if no default had occurred.

In all events when Lender takes any action to accelerate, or direct payment to the Lender from persons owing money to Borrower, or exercise any right to setoff, Lender shall within a reasonable time after such action provide written notice thereof to the Borrower.

The notices and opportunity to cure provided for in this section shall be deemed incorporated into each of the Loan Documents, and shall take priority over and supersede any conflicting provision in any of the other Loan Documents.

13.24    Conflicts  In the event there is any conflict between this Agreement and the USDA Conditional Commitment for Guarantee, the USDA Conditional Commitment for Guarantee shall control.

13.25    Multiple Signature Pages This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, Borrower, Guarantor and Lender each have set their hands and seals, as of the day and year first above written.

BORROWER:

HOMESTEAD PROPERTY HOLDINGS, LLC

[Illegible]	By:	/s/ Chris Brogdon	(L.S.)
Witness	Chris Brogdon, Manager

Homestead Nursing, LLC

[Illegible]	By:	/s/ Chris Brogdon	(L.S.)
Witness	Chris Brogdon, Manager

LENDER:

Square 1 Bank

By:
Witness	Name:
Title:

[BANK SEAL]

GUARANTOR:

AdCare Health Systems, Inc.

[Illegible]	By:	/s/ Chris Brogdon
Witness	Chris Brogdon,
Vice Chairman and Chief Acquisition Officer

TABLE OF EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT	SECTION

A	Collateral Locations	1.1

B	Facility/Land	1.1

C	Permitted Encumbrances	1.1

D	Term Note	1.1

E	Board Resolutions	3.2

F	Opinion of Counsel	3.8

G	Guaranties	3.16

H	Mortgage and Security Agreement	5.2

I	Security Agreement	5.2

J	Financial Statements	8.4

K	Material Litigation	8.11

L	Adverse Contracts	8.14

M	Repayment Schedule	1.1

EXHIBIT “A”

1.1           (Collateral Locations)

826 North Buchanan Street, Stamps, Arkansas 71860

EXHIBIT “B”

1.1           (Facility/Land)

[SEE ATTACHED LEGAL DESCRIPTION]

EXHIBIT “C”

1.1           (Permitted Encumbrances)

1.             Rights of residents of the facility on the land pursuant to terms of unrecorded residency agreements, if any.

2.             Loss arising from oil, gas or other minerals conveyed, retained, assigned or any other activity caused by the sub-surface rights or ownership, including, but not limited to the right of ingress or egress for said sub-surface purposes.

3.             General and special taxes for the year 2011 and subsequent years not yet due and payable.

4.             Survey prepared by Harold D. Rodgers, Jr., Arkansas Land Surveyor No. 1422 dated April 18, 2011 reveals the following:

a.             concrete walk on the north side of the property encroaches into ROW by 18.0 feet;

b.             concrete walk on the north side of the property encroaches into the ROW by 24.0 feet; and

c.             north side of building encroaches 25 foot platted building setback line by 22.6 feet.

5.             Credit Agreements with Gemino Healthcare Finance, LLC and/or The PrivateBank and Trust Company, an Illinois banking corporation for working capital financing and related security agreements.

EXHIBIT “D”

1.1           (Term Note)

[Included in Loan Documents]